Northern Tier Energy Reports Full Year and Fourth Quarter 2012 Results

RIDGEFIELD, Conn., March 13, 2013 /PRNewswire/ — Northern Tier Energy LP and its subsidiaries (NYSE:NTI) (“Northern Tier Energy”) today reported full year 2012 net income of $197.6 million compared to $28.3 million of net income for the full year 2011.

Net income for a respective reporting period may include the following special items: (i) contingent consideration loss (income), (ii) unrealized gains (losses) from derivative activities and (iii) a loss on early extinguishment of debt. Excluding these special items, full year 2012 Adjusted Net Income was $283.9 million compared to full year 2011 Adjusted Net Income of $14.4 million.

Adjusted EBITDA for the full year 2012 was $739.7 million compared to Adjusted EBITDA of $430.7 million for the full year 2011. This improvement is primarily driven by favorable operating results in the Refining segment.

Fourth quarter 2012 net income was $84.5 million (or $0.92 per unit) compared with fourth quarter 2011 net income of $292.7 million. Excluding the special items previously noted, fourth quarter 2012 Adjusted Net Income was $99.1 million (or $1.08 per unit) compared to a fourth quarter 2011 Adjusted Net Loss of $18.1 million.

Adjusted EBITDA for the fourth quarter 2012 was $162.4 million, an increase of $95.9 million compared to $66.5 million for the fourth quarter 2011. This increase is primarily driven by favorable operating results in the Refining segment.

Quarterly Distribution

On February 11, 2013, the Board of Directors of Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP, declared a quarterly distribution of $1.27 per unit that was paid in cash on February 28, 2013 to common unit holders of record as of the close of business on February 21, 2013. Cash available for distribution totaled $116.7 million for the fourth quarter 2012.

This was the second cash distribution paid by Northern Tier Energy since its initial public offering (“IPO”) in July 2012 and results in cumulative cash distributions since the IPO of $2.75 per common unit. Northern Tier Energy LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter as a result of variations in, among other factors, (i) its operating performance, (ii) cash flows caused by fluctuations in the prices it pays for crude oil and other feedstocks and the prices it receives for finished products, (iii) capital expenditures, (iv) potential cash reserves or payments relating to working capital fluctuations and (v) other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Fourth Quarter Operating Segment Highlights

Refining Segment

The Refining segment’s operating income was $147.0 million for the fourth quarter 2012 compared to $61.5 million for the fourth quarter 2011. Refining gross product margins were $24.49 per barrel of throughput for the fourth quarter 2012 compared to $14.16 per barrel for the fourth quarter 2011. This increase is primarily due to favorable benchmark crack spreads as well as favorable crude oil price differentials versus the benchmark WTI crude oil prices in the 2012 fourth quarter compared to the 2011 fourth quarter.

In addition to higher product margins per barrel, throughput and sales volumes increased compared to the prior year quarter. Total throughput was 90,265 barrels per day for the fourth quarter 2012 compared to 83,335 barrels per day for the prior year quarter. Sales volumes increased to 95,722 barrels per day for the fourth quarter 2012 from 88,615 barrels per day for the fourth quarter 2011.

Retail Segment

Retail operating income was $3.5 million in the fourth quarter 2012 compared to $6.8 million in the fourth quarter 2011. Fuel margins were $0.20 per gallon for the fourth quarter 2012 compared to $0.22 per gallon for the fourth quarter 2011. Fuel gallons sold at company-operated retail stores increased by 3.3% from the prior year period.

Liquidity and Capital Spending

Northern Tier Energy’s primary sources of liquidity are cash generated from operating activities and its asset backed revolving credit facility (the “ABL Facility”). As of December 31, 2012, Northern Tier Energy’s cash on hand and availability under the ABL Facility amounted to $405 million as compared to $232 million as of December 31, 2011.

Cash provided by operating activities for the fourth quarter 2012 was $133.7 million compared to $14.4 million for the fourth quarter 2011. The cash provided in the 2012 period relates primarily to the strength of the Refining segment’s operating results. Capital expenditures for the fourth quarter 2012 were $17.6 million.

Conference Call Information

The Northern Tier Energy conference call to discuss financial results for the fourth quarter and full year ending December 31, 2012 is scheduled for Thursday, March 14, 2013 at 11:00 a.m. eastern time. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 800-510-0146 or 617-614-3449 and the passcode 24438968. An audio webcast of the call along with a slide presentation will be available at www.ntenergy.com within the Investor section of the site. This audio webcast will be available on the website for fourteen days after the conference call. A replay will also be available by teleconference for seven days from the conference call. The replay teleconference will be available by dialing 888-286-8010 or 617-801-6888 and the passcode 66526544.

About Northern Tier Energy

Northern Tier Energy LP (NYSE:NTI) is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier Energy operates an 84,500 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier Energy also operates 166 convenience stores and supports 70 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom’s brand. Northern Tier Energy is headquartered in Ridgefield, Connecticut.

Non-GAAP Measures

This earnings release includes non-GAAP measures including Adjusted EBITDA, Adjusted Net Income and Cash Available for Distribution. Northern Tier Energy believes that these non-GAAP financial measures provide useful information about its operating performance. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives to comparable GAAP financial measures. Northern Tier Energy’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Forward-Looking Statements

This press release contains certain “forward-looking statements” which reflect Northern Tier Energy’s views and assumptions on the date of this press release regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond its control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. Northern Tier Energy undertakes no obligation to update or revise publicly any such forward-looking statements. Northern Tier Energy cautions you not to place undue reliance on these forward-looking statements. Please refer to Northern Tier Energy’s filings with the SEC for more detailed information regarding these risks, uncertainties and assumptions.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Northern Tier Energy LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Northern Tier Energy LP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

For Further Information, Contact:

Maria Testani

Director, Planning and Strategy

(203) 244-6550

NORTHERN TIER ENERGY LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per unit amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenue	$1,236.1	$1,088.8	$4,653.9	$4,280.8
Costs, expenses and other:
Cost of sales	990.9	934.2	3,584.9	3,512.4
Direct operating expenses	65.0	65.4	254.1	257.9
Turnaround and related expenses	9.0	0.1	26.1	22.6
Depreciation and amortization	8.6	7.2	33.2	29.5
Selling, general and administrative	21.2	25.4	88.3	88.7
Formation and offering costs	0.4	1.3	1.4	7.4
Contingent consideration loss (income)	—	(18.2)	104.3	(55.8)
Other income, net	(3.2)	(2.1)	(9.4)	(4.5)

Operating income	144.2	75.5	571.0	422.6
Realized losses from derivative activities	(37.6)	(63.9)	(339.4)	(310.3)
Unrealized gains (losses) from derivative activities	35.4	292.6	68.0	(41.9)
Interest expense, net	(5.5)	(11.5)	(42.2)	(42.1)
Loss on early extinguishment of debt	(50.0)	—	(50.0)	—

Income before income taxes	86.5	292.7	207.4	28.3
Income tax provision	(2.0)	—	(9.8)	—

Net income	$84.5	$292.7	$197.6	$28.3

EARNINGS PER UNIT (“EPU”) INFORMATION:
Net income used for EPU calculation:
Net Income	$84.5		$197.6
Net Income prior to initial public offering	—		(70.7)

Net Income subsequent to initial public offering	$84.5		$126.9

Earnings per common unit, basic and diluted	$0.92		$1.38

NORTHERN TIER ENERGY LP

SELECTED OPERATING SEGMENT DATA

(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
OPERATING INCOME:
Refining	$147.0	$61.5	$707.3	$388.2
Retail	3.5	6.8	8.7	14.0
Corporate and unallocated costs	(6.3)	7.2	(145.0)	20.4

TOTAL OPERATING INCOME	144.2	75.5	571.0	422.6
Net (losses) gains on derivative activities	(2.2)	228.7	(271.4)	(352.2)
Interest expense, net	(5.5)	(11.5)	(42.2)	(42.1)
Loss on early extinguishment of debt	(50.0)	—	(50.0)	—
Income tax provision	(2.0)	—	(9.8)	—

NET INCOME	$84.5	$292.7	$197.6	$28.3

NORTHERN TIER ENERGY LP

SELECTED BALANCE SHEET AND CASH FLOW DATA

(in millions, unaudited)

	December 31, 2012	December 31, 2011
Cash and Cash Equivalents	$272.9	$123.5
Total Assets	$1,136.8	$998.8
Total Debt and Financing Obligations	$282.5	$301.9
Equity	$483.8	$312.2

	Years Ended, December 31,
	2012	2011
Net cash provided by operating activities	$308.5	$209.3
Net cash used in investing activities	(28.7)	(156.3)
Net cash used in financing activities	(130.4)	(2.3)

Net increase in cash and cash equivalents	$149.4	$50.7

NORTHERN TIER ENERGY LP

SUPPLEMENTAL OPERATING DATA

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
REFINING SEGMENT
Key Operating Statistics
Total refinery production (bpd)	91,081	85,153	84,530	82,079
Total refinery throughput (bpd)	90,265	83,335	83,851	81,150
Refined products sold (bpd)	95,722	88,615	89,162	86,038
Per barrel of throughput:
Refining gross margin	$24.49	$14.16	$29.62	$20.11
Direct operating expenses	$4.43	$4.25	$4.44	$4.43
Per barrel of refined products sold:
Refining gross margin	$23.10	$13.32	$27.85	$18.97
Direct operating expenses	$4.18	$4.00	$4.18	$4.18
Refinery product yields (bpd):
Gasoline	44,540	41,454	40,825	40,240
Distillate	29,044	27,778	27,113	24,841
Asphalt	12,692	6,743	11,434	9,888
Other	4,805	9,178	5,158	7,110

Total	91,081	85,153	84,530	82,079

RETAIL SEGMENT
Company operated stores:
Fuel gallons sold (in millions)	80.8	78.2	312.4	324.0
Fuel margin per gallon	$0.20	$0.22	$0.18	$0.21
Merchandise sales (in millions)	$82.0	$86.4	$340.4	$340.3
Merchandise margin %	25.2%	25.0%	25.4%	25.4%
Number of stores at period end	166	166	166	166

Note: See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included within Northern Tier Energy’s annual report on Form 10-K for further information on operating statistic definitions.

NORTHERN TIER ENERGY LP

ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Year Ended December 31, 2012
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$707.3	$8.7	$(518.4)	$197.6
Adjustments:
Interest expense	—	—	42.2	42.2
Income tax provision	—	—	9.8	9.8
Depreciation and amortization	25.2	7.5	0.5	33.2

EBITDA subtotal	732.5	16.2	(465.9)	282.8
Minnesota Pipe Line proportionate EBITDA	2.8	—	—	2.8
Turnaround and related expenses	26.1	—	—	26.1
Equity-based compensation expense	—	—	0.9	0.9
Unrealized gains on derivative activities	—	—	(68.0)	(68.0)
Contingent consideration loss	—	—	104.3	104.3
Formation and offering costs	—	—	1.4	1.4
Loss on early extinguishment of debt	—	—	50.0	50.0
Realized losses on derivative activities	—	—	339.4	339.4

Adjusted EBITDA (a)	$761.4	$16.2	$(37.9)	$739.7

	Year Ended December 31, 2011
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$388.2	$14.0	$(373.9)	$28.3
Adjustments:
Interest expense	—	—	42.1	42.1
Depreciation and amortization	21.5	7.2	0.8	29.5

EBITDA subtotal	409.7	21.2	(331.0)	99.9
Minnesota Pipe Line proportionate EBITDA	2.8	—	—	2.8
Turnaround and related expenses	22.6	—	—	22.6
Equity-based compensation expense	—	—	1.6	1.6
Unrealized losses on derivative activities	—	—	41.9	41.9
Contingent consideration income	—	—	(55.8)	(55.8)
Formation costs	—	—	7.4	7.4
Realized losses on derivative activities	—	—	310.3	310.3

Adjusted EBITDA (a)	$435.1	$21.2	$(25.6)	$430.7

NORTHERN TIER ENERGY LP

ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Three Months Ended December 31, 2012
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$147.0	$3.5	$(66.0)	$84.5
Adjustments:
Interest expense	—	—	5.5	5.5
Income tax provision	—	—	2.0	2.0
Depreciation and amortization	6.7	1.9	0.0	8.6

EBITDA subtotal	153.7	5.4	(58.5)	100.6
Minnesota Pipe Line proportionate EBITDA	0.7	—	—	0.7
Turnaround and related expenses	9.0	—	—	9.0
Equity-based compensation impacts	—	—	(0.5)	(0.5)
Unrealized gains on derivative activities	—	—	(35.4)	(35.4)
Formation and offering costs	—	—	0.4	0.4
Loss on early extinguishment of derivatives	—	—	50.0	50.0
Realized losses on derivative activities	—	—	37.6	37.6

Adjusted EBITDA (a)	$163.4	$5.4	$(6.4)	$162.4

	Three Months Ended December 31, 2011
	Refining	Retail	Other	Total
(in millions)
Net income	$61.5	$6.8	$224.4	$292.7
Adjustments:
Interest expense	—	—	11.5	11.5
Income tax benefit	—	—	—	—
Depreciation and amortization	5.5	1.2	0.5	7.2

EBITDA subtotal	67.0	8.0	236.4	311.4
Minnesota Pipe Line proportionate EBITDA	0.1	—	—	0.1
Turnaround and related expenses	0.1	—	—	0.1
Equity-based compensation expense	—	—	0.5	0.5
Unrealized gains on derivative activities	—	—	(292.6)	(292.6)
Contingent consideration income	—	—	(18.2)	(18.2)
Formation costs	—	—	1.3	1.3
Realized losses on derivative activities	—	—	63.9	63.9

Adjusted EBITDA (a)	$67.2	$8.0	$(8.7)	$66.5

(a) Adjusted EBITDA is not a presentation made in accordance with GAAP and Northern Tier Energy’s computation of Adjusted EBITDA may vary from others in its industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing the Secured Notes, ABL Facility, and contingent consideration arrangements. Adjusted EBITDA should not be considered as an alternative to operating income or net income as measures of operating performance. In addition, Adjusted EBITDA is not presented as, and should not be considered, an alternative to cash flow from operations as a measure of liquidity. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes and depreciation and amortization, adjusted for EBITDA from the Minnesota Pipe Line operations, turnaround and related expenses, equity-based compensation expense, gains or losses from derivative activities, fair value adjustments for contingent consideration arrangements and costs related to Northern Tier Energy’s formation and equity offerings. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP.

NORTHERN TIER ENERGY LP

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION

For the Three Months Ended December 31, 2012

(in millions, unaudited)

Net income	$84.5
Adjustments:
Interest expense	5.5
Income tax provision	2.0
Depreciation and amortization	8.6

EBITDA subtotal	100.6
Minnesota Pipe Line proportionate EBITDA	0.7
Turnaround and related expenses	9.0
Equity-based compensation impacts	(0.5)
Unrealized gains on derivative activities	(35.4)
Formation and offering costs	0.4
Loss on early extinguishment of debt	50.0
Realized losses on derivative activities	37.6

Adjusted EBITDA (a)	162.4
Cash interest expense	(6.4)
Minnesota Pipe Line proportionate EBITDA	(0.7)
Realized losses on derivative activities	(37.6)
Capital expenditures (b)	(17.6)
Reserve for turnaround and related expenses	(10.0)
Working capital impacts (c)	26.6

Cash Available for Distribution (d)	$116.7

(b) Capital expenditures include maintenance, replacement, regulatory and expansion capital projects.

(c) Working capital impacts include the amount of quarterly cash provided by or used by Northern Tier Energy based upon fluctuations in working capital. The amount paid or reserved is determined by the board of directors of Northern Tier Energy’s general partner following the end of such quarter and it is based upon the ensuring that sufficient liquidity is maintained to support the ongoing operations.

(d) Cash available for distribution is a non-GAAP performance measure that Northern Tier Energy believes is important to investors in evaluating its overall cash generation performance. Cash available for distribution should not be considered as an alternative to operating income or net income (loss) as measures of operating performance. In addition, cash available for distribution is not presented as, and should not be considered, an alternative to cash flow from operations as a measure of liquidity. Northern Tier Energy has reconciled cash available for distribution to adjusted EBITDA and in addition reconciled adjusted EBITDA to net income. Cash available for distribution has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP. Northern Tier Energy’s calculation of cash available for distribution may differ from similar calculations of other companies in its industry, thereby limiting its usefulness as a comparative measure. Cash available for distribution for each quarter will be determined by the board of directors of Northern Tier Energy’s general partner following the end of such quarter.

NORTHERN TIER ENERGY LP

OTHER NON-GAAP PERFORMANCE MEASURES

(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Refining revenue	$1,127.8	$946.4	$4,212.6	$3,804.1
Refining cost of sales	924.4	837.8	3,303.7	3,208.5

Refining gross product margin (e)	$203.4	$108.6	$908.9	$595.6

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Retail gross margin:
Fuel margin	$16.2	$17.5	$56.1	$66.5
Merchandise margin	20.7	21.6	86.3	86.3
Other margin	4.9	6.9	17.7	20.0

Retail gross margin	41.8	46.0	160.1	172.8
Expenses:
Direct operating expenses	29.2	32.8	118.8	126.6
Depreciation and amortization	1.9	1.2	7.5	7.2
Selling, general and administrative	7.2	5.2	25.1	25.0

Retail segment operating income (f)	$3.5	$6.8	$8.7	$14.0

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net Income	$84.5	$292.7	$197.6	$28.3
Adjusted for special items:
Contingent consideration loss (income)	—	(18.2)	104.3	(55.8)
Unrealized (gains) losses from derivative activities	(35.4)	(292.6)	(68.0)	41.9
Loss on early extinguishment of debt	50.0	—	50.0	—

Adjusted Net Income (Loss) (g)	$99.1	$(18.1)	$283.9	$14.4

(e) Refining gross product margin per barrel is a financial measurement calculated by subtracting refining costs of sales from total refining revenues and dividing the difference by the total throughput or total refined products sold for the respective periods presented. Refining gross product margin is a non-GAAP performance measure that Northern Tier Energy believes is important to investors in evaluating its refining segment performance as a general indication of the amount above its cost of products that it is able to sell refined products. Each of the components used in these calculations (revenues and cost of sales) can be reconciled directly to Northern Tier Energy’s statements of operations. Northern Tier Energy’s calculation of refining gross product margin may differ from similar calculations of other companies in its industry, thereby limiting its usefulness as a comparative measure.

(f) Retail fuel gross margin and retail merchandise gross margin are non-GAAP performance measures that Northern Tier Energy believes are important to investors in evaluating its retail performance. Northern Tier Energy’s calculation of retail fuel margin and retail merchandise margin may differ from similar calculations of other companies in its industry, thereby limiting their usefulness as comparative measures.

(g) Adjusted Net Income (Loss) is a non-GAAP performance measure that Northern Tier Energy believes is important to investors in evaluating its operating performance. Northern Tier Energy’s calculation of Adjusted Net Income (Loss) may differ from similar calculations of other companies in its industry, thereby limiting their usefulness as comparative measures.